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                                                                    Exhibit (9)

April 19, 2006

Genworth Life and Annuity Insurance Company
6610 West Broad Street
Richmond, Virginia 23230

Re: Genworth Life and Annuity Insurance Company
    Genworth Life & Annuity VA Separate Account 2
    Registration Statement Under the Securities Act of 1933
    Registration Statement Under the Investment Company Act of 1940

Ladies and Gentlemen:

I have served as Counsel to Genworth Life and Annuity Insurance Company and its Genworth Life & Annuity VA Separate Account 2 in connection with the registration of an indefinite number of securities in the form of Flexible Purchase Payment Variable Income with Guaranteed Minimum Income Immediate and Deferred Annuity Contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined the initial Registration Statement on Form N-4, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

     1. Genworth Life and Annuity Insurance Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue the Contracts;

     2. Genworth Life & Annuity VA Separate Account 2 has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia;

     3. The issuance and sale of the Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of Genworth Life and Annuity Insurance Company in accordance with the terms of the Contract, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions;

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Genworth Life and Annuity Insurance Company
April 19, 2006
Page 2

     4. To the extent so provided under the Contracts, that portion of the assets of Genworth Life & Annuity VA Separate Account 2 equal to the reserves and other contract liabilities with respect to Genworth Life & Annuity VA Separate Account 2, will not be chargeable with liabilities arising out of any other business that Genworth Life and Annuity Insurance Company may conduct.

I express no opinion herein other than as to the laws of the Commonwealth of Virginia. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form N-4 for the Contracts and Genworth Life & Annuity VA Separate Account 2.

Sincerely,

/s/ Heather Harker
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Heather Harker
Vice President and Associate General Counsel